UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2024
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The Andersons, Inc.
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(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1947 Briarfield Boulevard
Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 893-5050
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2024, the Board of Directors (the "Board") of The Andersons, Inc. (the “Company”) unanimously approved the appointment of William E. Krueger, the Company's Chief Operating Officer, as President and Chief Executive Officer effective October 1, 2024 (the "Transition Date"). In connection with his appointment, Mr. Krueger has been designated as the Company's principal executive officer as of the Transition Date. In addition, Mr. Krueger was appointed to the Board, effective as of the Transition Date. Mr. Krueger succeeds Patrick E. Bowe who has served as President and Chief Executive Officer of the Company since 2015. Mr. Bowe will continue to serve as Executive Chair of the Board from the Transition Date until September 30, 2025, subject to his election at the Company's 2025 annual meeting of shareholders, and thereafter may continue to serve as the non-executive Chair of the Board.

Mr. Krueger, age 57, first joined the Company in 2019. Prior to his appointment as the Company's Chief Operating Officer in December of 2022, Mr. Krueger served as the President of the Company’s Trade and Processing business from 2020 to 2022, and President of the Company's Trade business from 2019 to 2020. Prior to joining the Company, Mr. Krueger served as the President and Chief Executive Officer of Lansing Trade Group, LLC for nearly 14 years. Mr. Krueger earned his Bachelor of Science in Agribusiness from the University of Nebraska-Lincoln and Master of Business Administration in finance from DeVry University’s Keller Graduate School of Management. He currently serves on the executive committee of the National Grain & Feed Association board of directors, as well as on the board of Children’s Mercy Hospital in Kansas City, Missouri.

Under the terms of the agreement in connection with his appointment as President and Chief Executive Officer, Mr. Krueger will be entitled to the following:

•$1,000,000 annual base salary;
•Upon the achievement of target-level performance, an annual bonus of one hundred percent (100%) of his annual base salary which will be paid on a pro-rated basis for the 2024 performance period;
•Eligible for annual equity incentive grants pursuant to the long-term incentive program under the Company’s Amended and Restated 2019 Long-Term Incentive Compensation Plan, with an anticipated grant date value of $3,000,000 commencing with his 2025 annual grants, which are subject to accelerated vesting under certain specified circumstances;
•Eligible to participate in the Company’s Change in Control and Severance Policy (the “Severance Plan”), the benefits of which are described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission (“SEC”) on March 13, 2024.

Under the terms of the agreement in connection with his appointment as Executive Chair of the Board, Mr. Bowe is entitled to a $500,000 base salary and a target annual bonus of one hundred percent (100%) of his annual base salary which will be paid on a pro-rated basis for the 2024 performance period. The foregoing summary of the letter agreements with both Mr. Kruger and Mr. Bowe is qualified in its entirety by reference to the text of the respective letter agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release related to Mr. Krueger’s appointment as President and Chief Executive Officer and Mr. Bowe's appointment as Executive Chair of the Board is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated August 15, 2024, between The Andersons, Inc. and William E. Krueger

10.2	Letter Agreement, dated August 15, 2024, between The Andersons, Inc. and Patrick E. Bowe

99.1	Press Release dated August 19, 2024

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

August 19, 2024	By:	/s/ Christine M. Castellano

Christine M. Castellano
Executive Vice President, General Counsel and Corporate Secretary